Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,467,871)
Unrealized Gain (Loss) on Market Value of Futures	289,124
Interest Income	15,246
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,162,501)

Expenses
K-1 Tax Expense	$26,480
Audit Fees	8,459
Investment Advisory Fee	4,958
Brokerage Commissions	959
NYMEX License Fee	227
Non-interested Directors' Fees and Expenses	85
Total Expenses	41,168
K-1 Tax Expense Waiver	(25,348)
Audit Fees Waiver	(7,892)
Net Expenses	$7,928
Net Gain (Loss)	$(1,170,429)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/08	$15,232,750
Withdrawals (100,000 Units)	(4,899,134)
Net Gain (Loss)	(1,170,429)

Net Asset Value End of Period	$9,163,187
Net Asset Value Per Unit (200,000 Units)	$45.82

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502